EXHIBIT 1
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                                    AGREEMENT
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Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Medical Resources, Inc. or any subsequent acquisitions or dispositions of equity securities of Medical Resources, Inc. by any of the undersigned.

Dated:  March 8, 2001





                            John Hancock Financial Services, Inc.


                            By: /s/Barry J. Rubenstein
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                            Name: Barry J. Rubenstein
                                  Title:   Vice President, Counsel & Secretary

                            John Hancock Life Insurance Company


                            By: /s/Roger G. Nastou
                                ----------------------
                                  Name:    Roger G. Nastou
                                  Title:   Vice President